Exhibit 4.1
NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) SUBSEQUENTLY REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.
LIME ENERGY CO.
Warrant To Purchase Common Stock

Warrant No.: 110	Number of Shares: 865,385
Original Date of Issuance: May 29, 2007
Lime Energy Co., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Richard P. Kiphart., the registered holder hereof or his permitted assigns registered on the books of the Company (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but before May 29, 2011 (the “Expiration Date”), Eight Hundred Sixty Five Thousand Three Hundred and Eighty Five (865,385) fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the exercise price per share equal to $1.04, subject to adjustment as hereinafter provided (the “Warrant Exercise Price”).
     1. Definitions. In addition to the capitalized terms defined elsewhere herein, the following terms as used in this Warrant shall have the following meanings:
     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of Chicago are authorized or required by law to remain closed.
     “Fair Market Value” means, the fair market value of a share of Common Stock as of a particular date (the “Determination Date”) as follows:

     (a) If the Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last Business Day immediately preceding the Determination Date.
     (b) If the Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last Business Day immediately preceding the Determination Date.
     (c) Except as provided in clause (d) of this definition below, if the Common Stock is not then publicly traded, then as the Holder and the Company agree, or in the absence of agreement as determined by arbitration in accordance with Section 17 hereof.
     (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of this Warrant are outstanding at the Determination Date.
     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.
     “Securities Act” means the Securities Act of 1933, as amended.
     2. Exercise of Warrant.
     (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day on or after the date hereof and prior to 5:00 P.M. Chicago Time on the Expiration Date by
     (i) delivery of a duly executed written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased;

     (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”), either in cash or by certified check or wire transfer of immediately available funds or by delivery of Warrant Shares receivable upon exercise of this Warrant in accordance with Section 2(b) below; and
     (iii) delivery to the Company of this Warrant (or an indemnity and evidence with respect to this Warrant in the case of its loss, theft, mutilation or destruction as provided in Section 11).
In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall, on or before the tenth (10th) Business Day following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnity and evidence with respect to this Warrant in the case of its loss, theft, mutilation or destruction as provided in Section 11) (the “Exercise Delivery Documents”), deliver at the Company’s expense to the Holder, a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by Holder and registered in the name of Holder. Upon the Company’s receipt of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of certificates evidencing such Warrant Shares.
     (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y	(A-B)
A
Where	X =	the number of shares of Common Stock to be issued to the Holder

	Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

	A=	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

	B=	Exercise Price (as adjusted to the date of such calculation)

          (c) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than ten (10) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised, except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which this Warrant is exercised.
          (d) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.
     3. Covenants. The Company hereby represents, covenants and agrees as follows:
          (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.
          (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable.
          (c) The Company has full power and authority to enter into this Warrant, and to issue and deliver this Warrant and the Warrant Shares, and to incur and perform fully the obligations provided herein, all of which have been duly authorized by all necessary corporate action.
          (e) This Warrant has been duly executed and delivered and is the valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.
     4. Taxes. The Company shall pay any and all taxes, except income taxes, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
     5. Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, this Warrant shall not entitle Holder to vote or receive dividends or any other rights of a stockholder of the Company, including, without limitation, any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or receive subscription rights.
     6. Representations of Holder. The Holder, by the acceptance hereof, represents and warrants that it:
     (a) is acquiring this Warrant and the Warrant Shares solely for its own account, for investment and not with a view towards the distribution or resale thereof in violation of the Securities Act or any applicable state securities laws;

     (b) has received such documents, materials and information as the Holder deems necessary or appropriate for evaluation of the acquisition of this Warrant and the right to acquire Warrant Shares hereunder;
     (c) is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in this Warrant and the Warrant Shares;
     (d) understands that no U.S. federal, state or regulatory agency has recommended, approved or endorsed, or passed upon the fairness or suitability of, an investment in this Warrant or the Warrant Shares or passed up on the accuracy or adequacy of the information provided to the Holder; and
     (e) recognizes that an investment in the Warrant Shares involves a high degree of financial risk, and that it can bear the economic risk of losing its entire investment in the Warrant Shares and has sought, or will seek, such accounting, legal and tax advice as it has considered, or will consider, necessary to make an informed investment decision with respect to its acquisition of this Warrant and of any Warrant Shares.
If the Holder cannot make any of the foregoing representations at the time of any exercise of this Warrant because it would be factually incorrect at that time, the Holder shall so notify the Company, and it shall be a condition to the Holder’s exercise of this Warrant at that time that the Company receive such other assurances as the Company then considers reasonably necessary to assure the Company that the issuance of the Warrant Shares upon such exercise of this Warrant at such time shall not violate the Securities Act or any state securities laws.
     7. Restriction on Transfer.
          (a) This Warrant and the rights granted to Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed transfer endorsement in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the approval of the Company, such approval not to be unreasonably withheld, and the conditions set forth in Section 7(b) below.
          (b) Holder represents and warrants that it understands that the Company is under no obligation to register this Warrant or, except as set forth in Section 8 below, any of the Warrant Shares, under the Securities Act and that this Warrant and Warrant Shares will be characterized as “restricted securities” under the Securities Act because they are being acquired from the Company in a transaction not involving a public offering. The Holder also represents and warrants that it understands that neither the Warrant nor the Warrant Shares may be offered for sale, sold, assigned or transferred unless (a) at that time they have been registered pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or (b) the Holder shall have delivered to the Company a written opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that the securities to be offered for sale, sold, assigned or transferred are being offered for sale, sold, assigned or transferred pursuant to an exemption from such registration.

          (c) Unless upon their issuance such Warrant Shares are then registered under the Securities Act pursuant to an effective registration statement, any certificates representing Warrant Shares issued in accordance with this Warrant shall bear a legend substantially in the following form:
THE SHARES OF COMMON STOCK OF LIME ENERGY CO. (THE “COMPANY”) REPRESENTED BY THIS CERTIFICATE (THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) SUBSEQUENTLY REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.
     8. Registration of Warrant Shares. The Company has granted Holder rights to seek to register the Warrant Shares under the Securities Act, as more fully set forth in that certain Investor Rights Agreement dated as of May ___, 2007 by and between the Company and Holder.
     9. Adjustment of Warrant Exercise Price and Number of Warrant Shares upon Subdivision or Combination of Common Stock.
          (a) If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split or stock dividend of its Common Stock) its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (b) Upon any adjustment of the Warrant Exercise Price or number of issuable Warrant Shares pursuant to Section 9(a), the Company will give written notice thereof to the Holder, setting forth in reasonable detail the calculation of such adjustment.
     10. Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time, as a result of:
          (a) a capital reorganization or reclassification (other than a subdivision or combination provided for in Section 9), or

          (b) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation) or sale of substantially all of the Company’s stock, the Common Stock issuable upon exercise of this Warrant shall be changed into or exchanged for the same or a different number of shares of any class or classes of capital stock of the Company or any other Person, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger, consolidation or sale, appropriate adjustments shall be made in the terms of this Warrant (or of any securities into which this Warrant is exercised or for which this Warrant is exchanged), so that Holder shall thereafter be entitled to receive, upon exercise of this Warrant or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which Holder would have received at the time of such capital reorganization, reclassification, merger, consolidation or sale, if Holder had exercised this Warrant immediately prior to such capital reorganization, reclassification, merger, consolidation or sale. This Warrant, including, without limitation, the provisions of this Section 10 will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. The provisions of this Section 10 shall similarly apply to (x) successive capital reorganizations, reclassifications, mergers, consolidations and sale and (y) the securities of any other Person that are at the time receivable upon the exercise of this Warrant.
     11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of evidence reasonably satisfactory to the Company of the ownership of, and the loss, theft, mutilation or destruction of, this Warrant, and an indemnity reasonably satisfactory to the Company (or in the case of a mutilated Warrant, the Warrant), issue in lieu thereof a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.
     12. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been made upon receipt when delivered personally, via pre-paid overnight courier or by certified mail, postage pre-paid, return receipt requested. The addresses for such communications shall be:
If to the Company:
Lime Energy Co.
1280 Landmeier Road
Elk Grove Village, IL 60007
Attention: General Counsel
If to the Holder:
Richard P. Kiphart

or such other address as the Company or Holder, as applicable, may specify in written notice given to the other party in accordance with this Section 12.

     13. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party hereto against which enforcement of such change, waiver, discharge or termination is sought.
     14. Expiration. This Warrant, in all events, shall be wholly void and of no effect after 5:00 P.M. Chicago Time on the Expiration Date.
     15. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns.
     16. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.
     17. Arbitration. In the event of any and all disagreements and controversies arising from this Warrant, such disagreements and controversies shall be subject to binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association in Chicago, Illinois before one neutral arbitrator. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this Warrant, either party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). In the event of any such disagreement or controversy, neither party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such party, or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration. The costs and expenses of the arbitration (excluding attorneys’ fees) shall be paid by the non-prevailing party or as determined by the arbitrator.
[Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer, as of the 29th day of May 2007.

LIME ENERGY CO.

By:	/s/ Jeffrey Mistarz

Name:	Jeffrey Mistarz
Title:	Chief Financial Officer

EXHIBIT A TO WARRANT
SUBSCRIPTION FORM
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
The undersigned, pursuant to the provisions set forth in the attached Warrant (No.___), hereby irrevocably elects to purchase (check applicable box):
                                                              shares of the Common Stock covered by such Warrant; or
                     the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of such Warrant.
The undersigned herewith makes payment of the Aggregate Exercise Price for such shares at the price per share provided for in such Warrant, which is $                    . Such payment takes the form of (check applicable box or boxes):
                     $                     in lawful money of the United States; and/or
___ the cancellation of such portion of the attached Warrant as is exercisable for a total of                      shares of Common Stock (using a Fair Market Value of $                     per share for purposes of this calculation); and/or
___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2(b), to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.
The undersigned requests that the certificates for such shares be issued in the name of, and delivered to                                          whose address is                                                                                                      .
The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Date: ___, 200_

[Name of Holder]

By:

Name:

Title:

EXHIBIT B TO WARRANT
FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)
     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Lime Energy Co. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Lime Energy Co. with full power of substitution in the premises.

Percentage
Transferees	Address	Transferred	Number Transferred

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)

Signed in the presence of:

(Name)	(address)

ACCEPTED AND AGREED:

[TRANSFEREE]	(address)

(Name)